Exhibit 24.1


                       NOMURA ASSET ACCEPTANCE CORPORATION

                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Matthew Bromberg and Jay Gracin as his true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as director and/or officer of Nomura Asset Acceptance Corporation), to sign any Registration Statement on Form S-3 and any or all amendments thereto (including post-effective amendments) of Nomura Asset Acceptance Corporation under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.



      SIGNATURE                          CAPACITY                                        DATE
      ---------                          --------                                        ----
/s/ Shunichi Ito                         Board Member                                    October 10, 2003
------------------------
Shunichi Ito


/s/ Raymond Carli                        Board Member, Treasurer and Chief Financial     October 10, 2003
------------------------                 Officer
Raymond Carli


/s/ David Findlay                        Board Member, Chief Legal Officer and           October 10, 2003
------------------------                 Executive Managing Director
David Findlay


/s/ Kenneth J. Uva                       Independent Director                            October 10, 2003
------------------------
Kenneth J. Uva


/s/ Michael Hurdelbrink                  President and Chief Executive Officer           October 10, 2003
------------------------
Michael Hurdelbrink


/s/ Matthew Bromberg                     Secretary                                       October 10, 2003
------------------------
Matthew Bromberg


/s/ Jay Gracin                           Assistant Secretary                             October 10, 2003
------------------------
Jay Gracin